UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2004

PartnerRe Ltd.
(Exact name of Registrant as specified in its Charter)

Bermuda
(State or other jurisdiction of incorporation)

0-2253		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Chesney House, 96 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

RISK FACTORS

     Before you invest in the securities of PartnerRe Ltd. (the “Company”), PartnerRe Finance II Inc., PartnerRe Capital Trust II or PartnerRe Capital Trust III, you should carefully consider the risks involved. Accordingly, you should carefully consider the following:

Risks Related to our Company

     The volatility of the business that we underwrite may result in volatility of our earnings and limit our ability to write future business.

     Catastrophe reinsurance comprises a material portion of our business. Catastrophe losses result from events such as windstorms, hurricanes, earthquakes, floods, hail, tornadoes, severe winter weather, fires, explosions and other man-made or natural disasters, the incidence and severity of which are inherently unpredictable. Because catastrophe reinsurance accumulates large aggregate exposures to man-made and natural disasters, our loss experience in this line of business could be characterized as low frequency and high severity, particularly since we usually provide reinsurance that pays only after the primary insurer has experienced a specified level of loss, which tends to reduce our exposure to higher-frequency low severity losses. This is likely to result in substantial volatility in our financial results for any fiscal quarter or year and may create downward pressure on the market price of our common shares and limit our ability to make dividend payments and payments on our debt securities.

     We write other lines of business which can be affected by large losses, including property, agriculture, motor, casualty, marine, aviation and space, credit and surety, technical and miscellaneous lines, life/annuity and health. The Company also provides derivative and insurance/reinsurance solutions for complex financial risks including weather risk management that can also result in large losses. Major loss events we have experienced in the last three years include losses of $400 million resulting from the September 11 terrorist attack, $120 million from the European floods that occurred during the third quarter of 2002, and $137 million from the Atlantic hurricanes in the third quarter of 2004. We endeavor to manage our exposure to catastrophe and other large losses by:

  attempting to limit our aggregate exposure on catastrophe reinsurance in any particular geographic zone defined by us and attempting to limit our exposure to per risk reinsurance,

  selective underwriting practices,

  diversification of risks by geographic area and by lines and classes of business, and to a certain extent by purchasing retrocessional reinsurance.

     Not withstanding the foregoing, the effect of a single catastrophic event or series of events affecting one or more geographic zones, or changes in the relative frequency or severity of catastrophic or other large loss events, could reduce our earnings and limit the funds available to make payments on future claims. The effect of an increase in frequency of mid size losses in any one reporting period affecting one or more geographic zones, such as an unusual level of hurricane activity, could also reduce our earnings.

Should we incur a substantial catastrophe loss, our ability to write future business may be adversely impacted.

If actual losses exceed our estimated loss reserves our net income will be reduced.

     Our success depends upon our ability to accurately assess the risks associated with the businesses that we reinsure. We establish loss reserves to cover our estimated liability for the payment of all losses and loss expenses incurred with respect to premiums earned on the policies that we write. Loss reserves do not represent an exact calculation of liability. Loss reserves are estimates involving actuarial and statistical projections at a given time to reflect our expectations of the costs of the ultimate settlement and administration of claims. Losses for short-tailed business, which include most types of property losses (property, motor, physical damage, aviation hull, marine, etc.), tend to be reported promptly and settled within a short period of time. However, losses for casualty and liability lines, which business we are currently growing, often take longer to discover, and frequently can be impacted by lengthy, unpredictable litigation and by the inflation of loss costs generally over time.

     We expect our casualty business to produce claims which frequently will be resolved only through lengthy and unpredictable litigation. The measures required to resolve such claims, including the adjudication process, present more reserve challenges than property losses (which tend to be reported more promptly than casualty claims and to be settled more often within a relatively shorter period of time). As a consequence of litigation in all of our lines of business, actual claims and claim expenses paid may substantially deviate from the reserve estimates reflected in our financial statements.

     As a result, even when losses are identified and reserves are established for any line of business, ultimate losses and loss adjustment expenses (that is, the administrative costs of managing and settling claims) paid may deviate, perhaps substantially, from estimates reflected in loss reserves in our financial statements. If our loss reserves for business written is inadequate, we will be required to increase loss reserves in the period in which we identify the deficiency. This could cause a material increase in our liabilities, a reduction in our profitability and a reduction of capital. Under U.S. GAAP, we are not permitted to establish loss reserves with respect to our catastrophe reinsurance until an event that may give rise to a claim occurs.

     Although we did not operate prior to 1993, we assumed certain asbestos and environmental exposures through our acquisitions. Our reserves for losses and loss adjustment expenses include an estimate of our ultimate liability for asbestos and environmental claims for which we cannot estimate the ultimate value using traditional reserving techniques, and for which there are significant uncertainties in estimating the amount of our potential losses. We and certain of our subsidiaries have received and continue to receive notices of potential reinsurance claims from ceding insurance companies which have in turn received claims asserting asbestos and environmental losses under primary insurance policies, in part reinsured by us. Such claims notices are often precautionary in nature and generally are unspecific, and the primary insurers often do not attempt to quantify the amount, timing or nature of the exposure. Given the lack of specificity in some of these notices, and the legal and tort environment that affects the development of claims reserves, the uncertainties inherent in valuing asbestos and environmental claims are not likely to be resolved in the near future. In addition, the reserves that we have established may be inadequate. If ultimate losses and loss adjustment expenses exceed the reserves currently established, we will be required to increase loss reserves in the period in which the deficiency is identified to cover any such claims. This could cause a material increase in our liabilities, a reduction in our profitability and a reduction of capital.

     We could face unanticipated losses from man-made catastrophic events and these or other unanticipated losses could impair our financial condition, reduce our profitability and decrease the market price of our shares.

     We may have substantial exposure to unexpected, large losses resulting from future man-made catastrophic events, such as acts of terrorism, acts of war and political instability, or from other perils. Although we may exclude losses from terrorism and certain other similar risks from some coverage written by us, we may continue to have exposure to such unforeseen or unpredictable events. It is difficult to predict the timing of such events with statistical certainty or estimate the amount of loss any given occurrence will generate. We do not reserve for potential losses associated with man-made or other catastrophic events until an event that may give rise to such losses occurs. If such an event were to occur, our reported income would decrease in the affected period. In particular, unforeseen large losses could reduce our profitability or impair our financial condition. Over time, if the severity and frequency of these events remains higher than in the past, it may impact our ability to write future business.

      Emerging claim and coverage issues could adversely affect our business.

     Unanticipated developments in the law as well as changes in social and environmental conditions could potentially result in unexpected claims for coverage under our insurance, reinsurance and other contracts. These developments and changes may materially adversely affect us. For example, we could be subject to developments that impose additional coverage obligations on us beyond our underwriting intent, or to increases in the number or size of claims to which we are subject. With respect to our casualty businesses, these legal, social and environmental changes may not become apparent until some time after their occurrence. Our exposure to these uncertainties could be exacerbated by an increase in insurance and reinsurance contract disputes, arbitration, and litigation.

     The full effects of these and other unforeseen emerging claim and coverage issues are extremely hard to predict. As a result, the full extent of our liability under our coverages, and in particular our casualty reinsurance contracts, may not be known for many years after a contract is issued. In addition, we could be adversely affected by the growing trend of plaintiffs targeting participants in the property-liability insurance industry in purported class action litigation relating to claims handling and other practices.

     Changes in current accounting practices and future pronouncements may materially impact our reported financial results.

     Unanticipated developments in accounting practices may require considerable additional expense to comply, including if we are required to prepare information relating to prior periods for comparative purposes or to apply the new requirements retroactively. The impact of changes in current accounting practices and future pronouncements cannot be predicted but may affect the calculation of net income, which would impact overall earnings.

     Since we rely on a few reinsurance brokers for a large percentage of our business, loss of business provided by these brokers could reduce our premium volume and net income.

     We produce our business both through brokers and through direct relationships with insurance company clients. For the year ended December 31, 2003 approximately 65% of gross premiums were produced through brokers. In 2003, we had one broker that accounted for 10% or more of our gross premiums written. This broker accounted for 17% of gross premiums written. Because broker-produced business is concentrated with a small number of brokers, due in part to consolidation in that industry over the last several years, we are exposed to concentration risk. Loss of all or a substantial portion of the business produced by significant brokers could significantly reduce our premium volume and net income.

     We are exposed to credit risk relating to our reinsurance brokers and cedants and other counterparties.

     In accordance with industry practice, we may pay amounts owed under our policies to brokers and they in turn pay these amounts to the ceding insurer. In some jurisdictions, if the broker fails to make such an onward payment we might remain liable to the ceding insurer for the deficiency. Conversely, the ceding insurer will pay premiums to the broker, for onward payment to us in respect of insurance policies issued by us. In certain jurisdictions, these premiums are considered to have been paid to us at the time that payment is made to the broker, and the ceding insurer will no longer be liable to us for those amounts, whether or not we have actually received the premiums. We may not be able to collect all premiums receivable due from any particular broker at any given time. We also assume credit risk by writing business on a funds withheld basis. Under such arrangements the cedant retains the premium they would otherwise pay to the reinsurer to cover future loss payments. In addition we may be exposed to credit risk from transactions involving derivative counterparties and the credit risk of reinsurers from whom we may purchase retrocessional reinsurance.

     If we are downgraded by rating agencies our standing with brokers and customers could be negatively impacted and our premiums and earnings could decrease.

     Third party rating agencies assess and rate the claims paying ability and financial strength of insurers and reinsurers, such as Partner Reinsurance Company Ltd. (“Partner Reinsurance”), Partner Reinsurance Company of the U.S. (“PartnerRe U.S.”) and PartnerRe SA. These ratings are based upon criteria established by the rating agencies, and the rating agencies will periodically evaluate our reinsurance operations to confirm that we continue to meet the criteria of the ratings that have been assigned to us. The claims-paying ability ratings assigned by rating agencies to reinsurance or insurance companies are based upon factors and criteria established independently by each rating agency, and are not an evaluation directed to investors in our common shares, preferred shares or debt securities and are not a recommendation to buy, sell or hold our common shares, preferred shares or debt securities.

     Partner Reinsurance, PartnerRe SA and PartnerRe U.S. have been given financial strength ratings of "A+" (“superior”, second highest of fifteen categories) by A.M. Best, "Aa3" (“excellent”, fourth highest of 21 categories) by Moody's Investor Services and "AA-" (“very strong”, fourth highest of 19 categories) by Standard & Poor's. These rating agencies may downgrade or withdraw their ratings in the future if we do not continue to meet the then current criteria of the ratings previously assigned to us. If these ratings are significantly downgraded (by one or more categories), our competitive position in the reinsurance industry may suffer, and it may be more difficult for us to market our products. Certain business that we write contains terms that give the ceding company or derivative counterparties the right to terminate cover if our ratings are downgraded. A downgrade could result in a significant reduction in the number of reinsurance/insurance and derivative contracts we write and in a substantial loss of business as client companies, and brokers that place our business, move to other competitors with higher ratings.

     The exposure of our investments to interest rate, credit and market risks may limit our net investment income.

     We invest the net premiums we receive until such time as we pay out losses. Investment results comprise a substantial portion of our income. For the year ended December 31, 2003, we had net investment income of $261.7 million, which represented approximately 6.8% of total revenues. While our management has implemented what it believes to be prudent risk management and investment asset allocation practices, we are exposed to interest rate risks, credit and default risk, liquidity risks and market volatility.

     Changes in interest rates can negatively affect us in two ways. In a declining interest rate environment, we will be required to invest our funds at lower rates, which would have a negative impact on investment income. In a rising interest rate environment, the market value of our fixed income portfolio may decline, thereby reducing our capital and potentially affecting our ability to write business.

     Our fixed income portfolio is primarily invested in high quality, investment grade securities. However, we invest a smaller portion of the portfolio in below investment grade securities, including high yield bonds, bank loans, and convertible bonds. These securities, which pay a higher rate of interest, also have a higher degree of credit or default risk. These securities may also be less liquid in times of economic weakness or market disruptions. While we have put in place procedures to monitor the credit risk and liquidity of our invested assets, it is possible that, in periods of economic weakness, we may experience default losses in our portfolio. This may result in a reduction of net income and capital.

     We invest a portion of our portfolio in common stock or equity-related securities. The value of these assets fluctuates with equity markets. In times of economic weakness, the market value and liquidity of these assets may decline, and may impact net income and capital. Convertible bonds have both a credit and an equity component due to the option to convert the fixed income security to an equity form. Therefore, convertible bonds have both credit and interest rate risk as described above as well as equity volatility risk.

     We also invest in “alternative investments,” which have different risk characteristics than traditional equity and fixed maturity securities. These alternative investments include hedge fund investments, a European high yield credit fund and private equity partnerships. Our percentage allocation to these alternative investments, which at September 30, 2004, was less than one half of one percent of our total investment portfolio, will likely increase.

     Fluctuations in interest rates and exposure to losses in the fixed income and equity portfolios or in our alternative investments may reduce our income in any period or year or cause a significant reduction in our capital.

      Foreign currency fluctuations may reduce our operating results and our capital levels.

     Through our multinational reinsurance operations we conduct business in a variety of foreign (non-U.S.) currencies, the principal exposures being the Euro, the British pound, the Swiss franc, the Canadian dollar and the Japanese yen. Assets and liabilities denominated in foreign currencies are exposed to changes in currency exchange rates. Our functional currency is the U.S. dollar, and exchange rate fluctuations relative to the U.S. dollar may materially impact our results and financial position. We employ various strategies (including hedging) to manage our exposure to foreign currency exchange risk. To the extent that these exposures are not fully hedged, our results and level of capital may be reduced by fluctuations in foreign currency exchange rates.

     Our credit and International Swap Dealers Association (“ISDA”) agreements may limit our financial and operational flexibility which may affect our ability to conduct our business.

     We have incurred indebtedness, and may incur additional indebtedness in the future. Additionally, we have entered into credit facilities and ISDA agreements with various institutions. Under these credit facilities the institutions provide revolving lines of credit to us and our major operating subsidiaries and issue letters of credit to our clients in the ordinary course of business.

     The agreements relating to our debt, credit facilities and ISDA agreements contain various covenants that may limit our ability, among other things, to borrow money, make particular types of investments or other restricted payments, sell assets, merge or consolidate. Some of these agreements also require us to maintain specified financial ratios, including a minimum net worth covenant. If we fail to comply with these covenants or meet required financial ratios, the lenders or counterparties under these agreements could declare a default and demand immediate repayment of all amounts owed to them.

     If we are in default under the terms of these agreements then we would also be restricted in our ability to declare or pay any dividends, redeem, purchase or acquire any shares and make a liquidation payment with respect thereto.

     If our non-U.S. operations become subject to U.S. taxation, our net income and cash flow will decrease.

     We believe that we, Partner Reinsurance, PartnerRe Services Ltd. (“PartnerRe Services”), and PartnerRe SA have operated, and will continue to operate, our respective businesses in a manner that will not cause us to be viewed as engaged in a trade or business in the United States and, on this basis, do not expect that we, Partner Reinsurance, PartnerRe Services or PartnerRe SA will be required to pay U.S. corporate income taxes (other than potential withholding taxes on certain types of U.S.-source passive income). Because there is considerable uncertainty as to the activities that constitute being engaged in a trade or business within the United States, the Internal Revenue Service (“IRS”) may contend that we, Partner Reinsurance, PartnerRe Services or PartnerRe SA are engaged in a trade or business in the United States. If we, Partner Reinsurance, PartnerRe Services or PartnerRe SA are subject to U.S. income tax, our shareholders' equity and earnings will be reduced by the amount of such taxes, which could be material.

     PartnerRe U.S., PartnerRe Insurance Company of New York, PartnerRe Asset Management and PartnerRe New Solutions Inc. are wholly-owned subsidiaries of PartnerRe U.S. Corporation, conduct business in the United States and are subject to U.S. corporate income taxes.

     We are a holding company and, if our subsidiaries do not make dividend and other payments to us, we may not be able to pay dividends or make payments on our debt securities and other obligations.

     We are a holding company with no operations or significant assets other than the capital stock of our subsidiaries. We rely primarily on cash dividends and payments from Partner Reinsurance, PartnerRe SA and PartnerRe U.S. to pay the operating expenses, shareholder dividends and other obligations of the holding company that may arise from time to time. We expect future dividends and other permitted payments from these subsidiaries to be our principal source of funds to pay expenses and dividends. The payment of dividends by our reinsurance subsidiaries to us is limited under Bermuda and French law and certain insurance statutes of various U.S. states in which PartnerRe U.S. is licensed to transact business.

     The payment of dividends by Partner Reinsurance to us is limited under Bermuda law and regulations. Under the Insurance Act 1978 and amendments thereto, including the Insurance Amendment Act 1995, and related regulations, Partner Reinsurance is prohibited from paying dividends in any one calendar year of more than 25% of its statutory capital and surplus as of the beginning of such year, unless it files an affidavit stating that it will continue to meet the required solvency margin and minimum liquidity ratio requirements, and from declaring or paying any dividends without the approval of the Minister of Finance of Bermuda if it failed to meet its required margins in the previous fiscal year. The Insurance Act requires Partner Reinsurance to maintain a minimum solvency margin and minimum liquidity ratio and prohibits dividends that would result in a breach of these requirements. In addition, Partner Reinsurance is prohibited under the Insurance Act from reducing its statutory capital as of the beginning of any year by more than 15% in any one year without the approval of the Minister of Finance.

     PartnerRe SA's ability to pay dividends is subject to French laws and regulations governing French companies generally. Although PartnerRe SA's ability to pay dividends to us is not restricted under current French laws and regulations specifically applicable to reinsurers, the amount of cash dividends that may be paid in any twelve-month period is generally limited to the net after-tax profits (determined under French accounting and tax rules) generated in that twelve-month period. PartnerRe U.S. may generally pay cash dividends only out of earned statutory surplus. Currently, PartnerRe U.S. has negative earned surplus and therefore cannot pay dividends without prior regulatory approval. Our reinsurance subsidiaries may not always be able to, or will, pay dividends to us sufficient to pay our operating expenses, shareholder dividends or our other obligations.

     Because we are a holding company, our right, and hence the right of our creditors and shareholders, to participate in any distribution of assets of any subsidiary of ours, upon our liquidation or reorganization or otherwise, is subject to the prior claims of policyholders and creditors of these subsidiaries.

     If we cannot obtain work permits or extensions of work permits, we may lose the services of some of our executive committee members.

     Under Bermuda law, non-Bermudians, other than spouses of Bermudians, are not permitted to engage in any gainful occupation in Bermuda without a work permit issued by the Bermuda government. A work permit is only granted or extended if the employer can show that, after proper public advertisement, no Bermudian or spouse of a Bermudian is available who meets the minimum standards for the position. The Bermuda government recently announced a new policy that places a six-year term limit on individuals with work permits, subject to specified exemptions for persons deemed to be key employees. These restrictions may make it difficult to hire and retain highly qualified personnel in Bermuda. As of October 2004, three members of our executive committee require a Bermuda work permit. If these work permits are not renewed, we could lose the services of these members of our executive committee.

     We have imposed various limitations on voting and ownership of our shares, which will limit the ability of investors to acquire more than a certain percentage of our voting shares. The anti-takeover provisions in our bye-laws may discourage takeover attempts.

     Under our bye-laws, subject to waiver by our board of directors, no transfer of our common shares or preferred shares is permitted if such transfer would result in a shareholder controlling more than 9.9% of the voting power of our outstanding shares. Any person controlling more than the specified number of shares will be permitted to dispose of any shares purchased which violate the restriction. If we become aware of such ownership, our bye-laws provide that the voting rights with respect to shares directly or indirectly beneficially or constructively owned by any person so owning more than 9.9% of the voting power of the outstanding shares, including our common shares and preferred shares, will be limited to 9.9% of the voting power. The voting rights with respect to all shares held by such person in excess of the 9.9% limitation will be allocated to the other holders of shares, pro rata based on the number of shares held by all such other holders of shares, subject only to the further limitation that no shareholder allocated any such voting rights may exceed the 9.9% limitation as a result of such allocation.

     Our bye-laws also contain provisions that may entrench directors and make it more difficult for shareholders to replace directors even if the shareholders consider it beneficial to do so. These provisions include a classified board of directors, meaning that the members of only one of three classes of our directors are elected each year, and could delay or prevent a change of control that a shareholder might consider favorable. For example, these provisions may prevent a shareholder from receiving the benefit from any premium over the market price of our common shares offered by a bidder in a potential takeover. Even in the absence of an attempt to effect a change in management or a takeover attempt, these provisions may adversely affect the prevailing market price of our common shares if they are viewed as discouraging change in management and takeover attempts in the future.

     Investors may encounter difficulties in service of process and enforcement of judgments against us in the United States.

     We are a Bermuda company and certain of our officers and directors are residents of various jurisdictions outside the United States. All, or a substantial portion, of the assets of our officers and directors and of our assets are or may be located in jurisdictions outside the United States. Although we have appointed an agent and irrevocably agreed that it may be served with process in New York with respect to actions against us arising out of violations of the United States Federal securities law in any Federal or state court in the United States, it could be difficult for investors to effect service of process within the United States on our directors and officers who reside outside the United States, or to enforce against us or our directors and officers judgments of a United States court predicated upon civil liability provisions of United States Federal securities laws.

     There is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a United States judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the United States court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a United States court that is final and for a sum certain based on United States Federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the United States court, and the issue of submission and jurisdiction is a matter of Bermuda (not United States) law.

     In addition to and irrespective of jurisdictional issues, Bermuda courts will not enforce a United States Federal securities law that is either penal or contrary to public policy. An action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entered by a Bermuda court. Certain remedies available under the laws of United States jurisdictions, including certain remedies under United States Federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court, as they would be contrary to Bermuda public policy. Further, no claim can be brought in Bermuda against us or our directors and officers in the first instance for violation of United States Federal securities laws because these laws have no extra jurisdictional effect under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

Risks Related to our Industry

Our profitability is affected by the cyclical nature of the reinsurance industry.

     Historically, the reinsurance industry has experienced significant fluctuations in operating results due to competition, levels of available capacity, trends in cash flows and losses, general economic conditions and other factors. Demand for reinsurance is influenced significantly by underwriting results of primary insurers, including catastrophe losses, and prevailing general economic conditions. The supply of reinsurance is related directly to prevailing prices and levels of capacity that, in turn, may fluctuate in response to changes in rates of return on investments being realized in the reinsurance industry. If any of these factors were to result in a decline in the demand for reinsurance or an overall increase in reinsurance capacity, our profitability could decrease.

     We operate in a highly competitive environment, and if we are unable to compete we will not attract business at profitable levels.

     The reinsurance industry is highly competitive. We compete with a number of worldwide reinsurance companies, including, but not limited to, Swiss Re, Munich Re, Everest Re Group Ltd, Transatlantic Reinsurance Company, Hannover Re and Platinum Underwriters and reinsurance operations of certain primary insurance companies, such as ACE Limited, XL Capital and Axis Capital. Competition in the types of reinsurance business that we underwrite is based on many factors, including the perceived financial strength of the reinsurer, premium charges, other terms and conditions offered, services provided, ratings assigned by independent rating agencies, speed of claims payment and reputation and experience in the lines of reinsurance to be written. Some competitors have greater financial, marketing and management resources and higher credit ratings than ours.

     Ultimately, competition could affect our ability to attract business on terms we believe are necessary to achieve appropriate levels of profits.

      Political, regulatory and industry initiatives could adversely affect our business.

     Increasingly, governmental authorities in both the U.S. and worldwide are examining the potential risks posed by the reinsurance industry as a whole, and to commercial and financial systems in general. While we do not believe these inquiries have identified meaningful new risks posed by the reinsurance industry to the financial system or to policyholders, and we cannot predict the exact nature, timing or scope of possible governmental initiatives, we believe it is likely there will be increased regulation in our industry in the future.

     For example, in response to the tightening of supply in certain insurance and reinsurance markets resulting from, among other things, the September 11th tragedy, the Terrorism Risk Insurance Act of 2002 (“TRIA”) was enacted to ensure the availability of commercial insurance coverage for terrorist acts in the U.S. This law established a federal assistance program through the end of 2005 to help the commercial property and casualty insurance industry cover claims related to future terrorism related losses and required that coverage for terrorist acts be offered by insurers. It is possible that TRIA will not be renewed at the end of 2005. We are currently unable to determine with certainty the impact that TRIA's non-renewal could have on us.

      Operational risks, including human or systems failures, are inherent in our business.

     Operational risk and losses can result from fraud, errors by employees, failure to document transactions properly or to obtain proper internal authorization, failure to comply with regulatory requirements, information technology failures, or external events.

     We believe our modeling, underwriting and information technology and application systems are critical to our business. Moreover, our technology and applications have been an important part of our underwriting process and our ability to compete successfully. We have also licensed certain systems and data from third parties. We cannot be certain that we will have access to these, or comparable, service providers, or that our technology or applications will continue to operate as intended. A major defect or failure in our internal controls or information technology and application systems could result in management distraction, harm to our reputation, or increased expense. We believe appropriate controls and mitigation actions are in place to prevent significant risk of defect in our internal controls, information technology and application systems but if such controls and actions are not effective, the adverse effect on our business could be significant.

      Regulatory constraints may restrict our ability to operate our business.

     Our reinsurance operations are carried out through three main subsidiaries, Partner Reinsurance in Bermuda (which also operates branches in Switzerland, Singapore, Labuan and Hong Kong and representative offices in Mexico and Chile), PartnerRe U.S. in Greenwich, Connecticut and PartnerRe SA in Paris. PartnerRe SA also operates a branch in Canada and representative offices in Tokyo and South Korea. Thus, our reinsurance operations are subject to certain insurance laws in each of these jurisdictions.

     Our Bermuda-based reinsurance subsidiary, Partner Reinsurance, is not admitted to do business in the United States. The insurance laws of each state of the United States regulate the sale of insurance and reinsurance within their jurisdiction by foreign insurers, such as Partner Reinsurance, which are not admitted to do business within such jurisdiction. Partner Reinsurance does not intend to maintain an office or to solicit, advertise, settle claims or conduct other insurance activities in any state of the United States where the conduct of such activities would require that Partner Reinsurance be so admitted. Accordingly, Partner Reinsurance does not believe that it is, or will be, in violation of insurance laws of any state in the United States. However, inquiries or challenges relating to the activities of Partner Reinsurance (or other of our subsidiaries) may be raised in the future. In addition, Partner Reinsurance's location, regulatory status or restriction on its activities resulting from its regulatory status may limit its ability to conduct its business. In general, the statutes and regulations applicable to Partner Reinsurance are less restrictive than those that would be applicable if it were subject to the insurance laws of any state in the United States.

     The insurance and reinsurance regulatory framework has been subject to increased scrutiny in many jurisdictions, including Europe and the United States and various states within the United States. It is not possible to predict the future impact of changing laws or regulations on our operations, and any such changes may limit the way we conduct our business.

      Our main subsidiaries’ regulatory environments are described as follows:

     Bermuda. Partner Reinsurance is a registered Class 4 Bermuda insurance and reinsurance company. Among other matters, Bermuda statutes, regulations and policies of the Bermuda Monetary Authority require Partner Reinsurance to maintain minimum levels of statutory capital, surplus and liquidity, to meet solvency standards, to obtain prior approval of ownership and transfer of shares and to submit to certain periodic examinations of its financial condition. These statutes and regulations may in effect restrict Partner Reinsurance’s ability to write insurance and reinsurance policies, to make certain investments and to distribute funds.

     Partner Reinsurance does not maintain a principal office, and intends to conduct its business such that its personnel do not solicit, advertise, settle claims or conduct other activities that constitute the transaction of the business of insurance or reinsurance, in any jurisdiction in which it is not licensed or otherwise not authorized to engage in such activities. Although Partner Reinsurance does not believe it is or will be in violation of insurance laws or regulations of any jurisdiction outside Bermuda, inquiries or challenges to Partner Reinsurance’s insurance or reinsurance activities may still be raised in the future.

     PartnerRe U.S. PartnerRe U.S. is organized in and has received a license to write certain lines of reinsurance business in the State of New York and, as a result, is subject to New York law and regulation under the supervision of the Superintendent of Insurance of the State of New York. The purpose of the state insurance regulatory statutes is to protect U.S. insureds and U.S. ceding insurance companies, not our shareholders. Among other matters, state insurance regulations require PartnerRe U.S. to maintain minimum levels of capital, surplus and liquidity, require PartnerRe U.S. to comply with applicable risk-based capital requirements and impose restrictions on the payment of dividends and distributions. These statutes and regulations may, in effect, restrict the ability of PartnerRe U.S. to write new business or distribute assets to PartnerRe Ltd.

     In recent years, the U.S. insurance regulatory framework has come under increased federal scrutiny, and some state legislators have considered or enacted laws that may alter or increase state regulation of insurance and reinsurance companies and holding companies. Moreover, the National Association of Insurance Commissioners, which is an association of the insurance commissioners of all 50 states and the District of Columbia, and state insurance regulators regularly reexamine existing laws and regulations. Changes in these laws and regulations or the interpretation of these laws and regulations could have a material adverse effect on our business.

     PartnerRe Zurich. PartnerRe Zurich is a branch of Partner Reinsurance and as such the regulations in Bermuda apply to PartnerRe Zurich. Reinsurance is not regulated specifically in Switzerland, but global reinsurance regulations could be introduced which could result in a changed regulatory environment and may impact how we do business.

     PartnerRe SA. PartnerRe SA is subject to regulations in France and the EU. There are regulations about to be made applicable to French reinsurers that dictate investment portfolio contents and solvency ratios. There are further regulatory moves to reconcile the regulation applicable to insurance companies to reinsurance companies. We believe these regulations will become more robust over time. These new regulations and statutes may over time restrict PartnerRe SA’s ability to write reinsurance business.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd.
(Registrant)

Date:	November 8, 2004	By:	/s/ Amanda Sodergren

			Name:	Amanda Sodergren
			Title:	Director of Group Legal